EXHIBIT 11

                                   PARKER-HANNIFIN CORPORATION

                                            FORM 10-Q
                              COMPUTATION OF EARNINGS PER COMMON SHARE
                         (Dollars in thousands, except per share amounts)
                                            (Unaudited)


                                                 Three Months Ended          Nine Months Ended
                                                      March 31,                   March 31,
                                             _________________________   _________________________
                                                    1996      1995 (A)          1996      1995 (A)
                                             ___________   ___________   ___________   ___________
Net income applicable to common shares       $    69,128   $    65,855   $   174,899   $   150,588
                                             ===========   ===========   ===========   ===========

Weighted average common shares outstanding
     for the period                           74,188,578    73,799,310    74,139,081    73,648,208

Increase in weighted average from dilutive
     effect of exercise of stock options         512,212       523,625       604,061       532,002
                                             ___________   ___________   ___________   ___________
Weighted average common shares, assuming
     issuance of the above securities         74,700,790    74,322,935    74,743,142    74,180,210
                                             ===========   ===========   ===========   ===========
Earnings per common share:

      Primary                                $       .93   $       .89   $      2.36   $      2.04

      Fully diluted (B)                      $       .93   $       .89   $      2.34   $      2.03


(A) Weighted average shares and earnings per share have been restated for the 3-shares-for-2 common stock split paid June 2, 1995.

(B) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required for income statement presentation because it results in dilution of less than 3 percent.

                                               - 30 -